UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 7, 2008

CENTRAL IOWA ENERGY, LLC
 (Exact name of registrant as specified in its charter)

Iowa	000-1385952	71-0988301
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3426 East 28th Street North Newton, Iowa	50208
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (641) 791-1010

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.04 Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement

On April 3, 2008, Central Iowa Energy, LLC (the “Company”) received a written notice of default (the “Notice”) from AgStar Financial Services, ACA (“AgStar”), the servicing agent for the loans evidenced by the Company’s loan agreements and related documents, including the mortgage, security agreement, and promissory notes (collectively, the “Loan Agreements”), with our lender, F&M Bank—Iowa (the “Lender”). The Company entered into the Loan Agreements with the Lender on September 26, 2006, which were later amended on October 17, 2007, for the purpose of financing the construction of the Company’s biodiesel plant located in Newton, Iowa. The Loan Agreements provided the Company with a $27 million construction loan, which was converted into a $22 million term loan and a $5 million term revolving loan following completion of construction of the Company’s plant, and a $4.5 million revolving line of credit (the “Loans”). The Loan Agreements also contained various covenants and restrictions with which the Company was obligated to comply. The Loans are secured by a mortgage and security interest granted by the Company in favor of the Lender in all of the Company’s real property and personal property.

The Notice provides that the Company is in default under the terms of the Loan Agreements due to the fact that beginning October 31, 2007, and continuing thereafter, the Company has failed to maintain working capital in an amount sufficient to comply with Section 5.01(d) of our amended and restated master loan agreement (the “Master Loan Agreement”). Section 5.01(d) requires the Company to continually maintain working capital, as that term is defined in the Master Loan Agreement, of at least $4 million.

The Notice advises, and the Master Loan Agreement provides, that upon the occurrence of an event of default, the Lender may exercise a variety of remedies afforded to the Lender under the Loan Agreements or by applicable law or equity, including without limitation, acceleration of the due date of the unpaid principal balance of the notes evidencing the Loans and all accrued but unpaid interest thereon. Further, according to the mortgage and security agreement, the Lender may, during an event of default and in accordance with applicable law, foreclose its mortgage on the Company’s real estate and its security interest in the Company’s personal property and exercise any other remedies provided therein.

The Notice states that AgStar will defer further action regarding the Company’s default until April 12, 2008 in order to provide the Company with time to develop and submit a written plan to AgStar, acceptable to AgStar in its sole discretion, detailing the Company’s actions and related timelines for bringing the Company into compliance with the Loan Agreements. At this time, the Lender has not accelerated payment of our Loans or otherwise taken action to exercise its remedies. The Company has been in communication with AgStar and has submitted a written plan for review by AgStar. However, there can be no assurances that this plan will be acceptable to AgStar.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CENTRAL IOWA ENERGY, LLC

April 7, 2008	/s/ John VanZee

Date	John Van Zee, President

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